ANNEX I

ETF
SPDR® STOXX® Europe 50 ETF	FEU
SPDR EURO STOXX 50® ETF	FEZ
SPDR S&P® Emerging Asia Pacific ETF	GMF
SPDR S&P Russia ETF	RBL
SPDR S&P China ETF	GXC
SPDR S&P Emerging Markets ETF	GMM
SPDR S&P Emerging Europe ETF	GUR
SPDR S&P Emerging Latin America ETF	GML
SPDR S&P Emerging Middle East & Africa ETF	GAF
SPDR S&P World ex-US ETF	GWL
SPDR S&P International Small Cap ETF	GWX
SPDR Dow Jones International Real Estate ETF	RWX
SPDR S&P Global Infrastructure ETF	GII
SPDR MSCI ACWI ex-US ETF	CWI
SPDR Russell/Nomura PRIME™ Japan ETF	JPP
SPDR Russell/Nomura Small Cap™ Japan ETF	JSC
SPDR S&P BRIC 40 ETF	BIK
SPDR S&P International Dividend ETF	DWX
SPDR S&P International Mid Cap ETF	MDD
SPDR S&P Emerging Markets Small Cap ETF	EWX
SPDR Dow Jones Global Real Estate ETF	RWO
SPDR S&P Global Natural Resources ETF	GNR
SPDR S&P International Consumer Discretionary Sector ETF	IPD
SPDR S&P International Consumer Staples Sector ETF	IPS
SPDR S& International Energy Sector ETF	IPW
SPDR S&P International Financial Sector ETF	IPF
SPDR S&P International Health Care Sector ETF	IRY
SPDR S&P International Industrial Sector ETF	IPN
SPDR S&P International Materials Sector ETF	IRV
SPDR S&P International Technology Sector ETF	IPK
SPDR S&P International Telecommunications Sector ETF	IST
SPDR S&P International Utilities Sector ETF	IPU
SPDR S&P Emerging Markets Dividend ETF	EDIV
SPDR MSCI ACWI IMI ETF	ACIM
SPDR MSCI EM 50 ETF	EMFT
SPDR S&P Global Dividend ETF	WDIV
SPDR MSCI EM Beyond BRIC ETF	EMBB
SPDR EURO STOXX Small Cap ETF	SMEZ
SPDR MSCI EAFE Quality Mix ETF	QEFA
SPDR MSCI World Quality Mix ETF	QWLD
SPDR MSCI Emerging Markets Quality Mix ETF	QEMM
SPDR MSCI Australia Quality Mix ETF	QAUS
SPDR MSCI Canada Quality Mix ETF	QCAN
SPDR MSCI Germany Quality Mix ETF	QDEU

SPDR MSCI Japan Quality Mix ETF	QJPN
SPDR MSCI Spain Quality Mix ETF	QESP
SPDR MSCI United Kingdom Quality Mix ETF	QGBR
SPDR MSCI Mexico Quality Mix ETF	QMEX
SPDR MSCI South Korea Quality Mix ETF	QKOR
SPDR MSCI Taiwan Quality Mix ETF	QTWN
SPDR MSCI ACWI Low Carbon Target ETF	LOWC
SPDR EURO STOXX 50 Currency Hedged ETF	HFEZ
SPDR S&P International Dividend Currency Hedged ETF	HDWX
SPDR MSCI International Real Estate Currency Hedged ETF	HREX
SPDR MSCI China A Shares IMI ETF	XINA
SPDR S&P North American Natural Resources ETF	NANR

Effective With SEC, But Not Operational

SPDR S&P Asia Pacific ETF
SPDR S&P Europe ETF
SPDR S&P Emerging Africa ETF
SPDR S&P Emerging South East Asia ETF
SPDR S&P Emerging GCC-Middle East ETF
SPDR S&P Ireland ETF
SPDR S&P Brazil ETF
SPDR S&P India ETF
SPDR S&P Small Cap Emerging Europe ETF
SPDR S&P Small Cap Emerging Latin America ETF
SPDR S&P Small Cap Emerging Middle East & Africa ETF
SPDR MSCI France Quality Mix ETF
SPDR MSCI Hong Kong Quality Mix ETF
SPDR MSCI Italy Quality Mix ETF
SPDR MSCI Switzerland Quality Mix ETF
SPDR STOXX® Europe 50 Currency Hedged ETF

Dated: December 15, 2015